UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33852 (Commission File Number)	77-0390628 (IRS Employer Identification No.)
5615 Scotts Valley Drive, Suite 110
Scotts Valley, CA 95066
(Address of principal executive offices and Zip Code)
(831) 438-8200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation F-D Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
e)       Pursuant to a Compensation Committee meeting held on December 31, 2007, VirnetX Holding Corporation (the “Company”) modified the compensation arrangements with its executive officers and directors, as described below. For all option grants described below, the per share exercise price was set at $5.88, the closing price of the Company’s common stock on the American Stock Exchange on December 31, 2007, the date of grant.
          Kendall Larsen, the Company’s President and Chief Executive Officer, received a bonus of $214,211 and his base salary for 2008 was increased to $275,000 from $245,000 in 2007. Mr. Larsen was also granted options to purchase 213,319 shares of the Company’s common stock, which will vest over 4 years, with 25% of such shares vesting on December 31, 2008 and the remainder vesting monthly thereafter.
          William E. Sliney, the Company’s Chief Financial Officer, received a bonus of $15,313 and was granted options to purchase 383,095 shares of the Company’s common stock, which will vest over 4 years, with 25% of such shares vesting on December 31, 2008 and the remainder vesting monthly thereafter.
          The Company also granted options to purchase 30,000 shares of the Company’s common stock and approved a policy of annual grants of options to purchase 10,000 shares of the Company’s common stock, to each of the Company’s three non-employee directors, Michael F. Angelo, Thomas M. O’Brien and Scott C. Taylor. The options granted to the non-employee directors all commenced vesting as of July 5, 2007 and vest in equal monthly installments for three years thereafter.

Item 7.01	Regulation F-D Disclosure.
          The Board currently has the following standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee; and has adopted a Code of Ethics.
          Audit Committee. Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our registered public accounting firm and for assisting the Board of Directors in monitoring our financial reporting process, accounting functions and internal controls. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
          A copy of the charter of the Audit Committee is attached as Exhibit 99.1 hereto. Under its charter, the Audit Committee must consist of not less than three directors, each of whom definition of independence for members of the Audit Committee under Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules and regulation of the Securities Exchange Commission (the “SEC”) and shall meet the independence and financial literacy requirements of the American Stock Exchange. The Audit Committee currently is composed of Messrs. O’Brien (Chair), Taylor and Angelo. The Board of Directors (the “Board”) has reviewed the qualifications of each member of the committee and has determined that each of them meets the definition of an independent director and the other requirements for membership and that Mr. O’Brien qualifies as an “audit committee financial expert,” as defined by SEC rules.
          Compensation Committee. The Compensation Committee has overall responsibility for our executive compensation philosophy, evaluates and approves executive compensation, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. It also has been delegated the authority to determine the compensation of the Chief Executive Officer, supervise the administration of our stock plan, and it is required to review and approve the incorporation of our compensation discussion and analysis report in proxy statements and annual 10-K filings, as well as prepare a compensation committee report for inclusion in the Company’s proxy statement, in accordance with SEC rules. The Compensation Committee also approves all grants to employees under our stock plan.
               Under its charter and the requirements of the American Stock Exchange, the Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the American Stock Exchange. The Compensation Committee Charter is attached as Exhibit 99.2 hereto. The Compensation Committee is currently comprised of Messrs. Taylor (Chair), Angelo and O’Brien, each of whom meets the definition of an independent director and the other requirements for membership.
          Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board of candidates for all directorships to be filled by the stockholders or the Board; (iv) evaluate and make recommendations to the Board of a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any committees of the Board.
               Under its charter, as supplemented by the rules of the American Stock Exchange, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the American Stock Exchange. A copy of the charter of the Nominating and Governance Committee is attached as Exhibit 99.3 hereto. The Nominating and Governance Committee is currently comprised of Messrs. Angelo (Chair), Taylor and O’Brien, each of whom meets the definition of an independent director.
               The Nominating and Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Committee may consider nominees recommended by stockholders and other sources, such as directors, third party search firms or other appropriate sources. In evaluating candidates it will consider the criteria and qualifications set forth in the committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and American Stock Exchange rules), diversity, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the committee may focus on persons possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board.
          Code of Ethics. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Section 807 of the American Stock Exchange rules, we have adopted a Code of Ethics that applies to all officers, directors and employees, covering a wide range of matters and related to the protection of the integrity of our financial records and reports. A copy of the Code of Ethics is attached as Exhibit 99.4 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Charter of the Audit Committee

Exhibit 99.2	Charter of the Compensation Committee

Exhibit 99.3	Charter of the Nominating and Corporate Governance Committee

Exhibit 99.4	Code of Conduct

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008	VIRNETX HOLDING CORPORATION
	By:	/s/ Kendall Larsen
	Name:	Kendall Larsen
	Title:	President, Chief Executive Officer